Exhibit 10.29
Demand Promissory Note

US$ 500,000.00 (Face Value or Principal)	Note Date: October 6, 2010
For value received, the undersigned CTI Group (Holdings) Inc. (“Borrower”), 333 N. Alabama Street; Suite 240 Indianapolis, IN 46204, promises to pay to the order of Fairford Holdings (“Lender”), ON DEMAND, at such place as the holder hereof shall designate, the sum of US$ 500,000.00, with interest on unpaid principal at the rate of four percent (4%) per annum (the “Margin”) above LIBOR (as hereinafter defined) with interest calculated from the Note Date;
For purposes of this Note, “LIBOR” shall mean the London Interbank Offered Rate, representing the rate of interest per annum for the “1 month LIBOR rate” quoted on www.bankrate.com or “1-month” LIBOR rate for the respective month quoted on http://www.wsjprimerate.us/libor/libor_rates_history.htm . Accrued interest is to be calculated using the LIBOR rate as of the date of demand for payment and the end of each respective month on such unpaid principal outstanding.
Any payments on this Note shall first be applied against legal or collection costs until paid in full, as then may be due, and then against outstanding interest until paid in full, as then may be due, and finally applied to the outstanding principal balance.
1. Prepayment. The Borrower reserves the right to prepay this Note (in whole or in part) with no prepayment penalty.
2. Collection Costs, Attorney’s Fees, and Late Charge. If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process, without protest of any kind, legal or otherwise. If the note remains unpaid for an additional 30 days after Lender gives demand, the Borrower shall be required to pay a 5% late charge based on the principal still remaining due on the Note at that time.
3. Default Events. If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:
1) failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;
2) filing of bankruptcy proceedings involving the Borrower as a Debtor;
3) application for the appointment of a receiver for the Borrower;

4) making of a general assignment for the benefit of the Borrower’s creditors;
5) insolvency of the Borrower;
6) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.
4. Borrower Waivers. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.
5. Additional Lender Rights. No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.
6. Notices.
Any notice required by this Agreement or given in connection with it, shall be via e-mail and shall be given to the appropriate party.
If to the Borrower: John Birbeck — email address jbirbeck@ctigroup.com and Fred Hanuschek — email address fhanuschek@ctigroup.com
If to the Lender: Bengt Dahl — email address juvenis@telia.com.
7. No Waiver.
The waiver or failure of either party to exercise in any respect any right provided in this agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.
8. Entirety of Agreement.
The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement. There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein. No change can be made to this Agreement other than in writing and signed by both parties.
9. Governing Law.
This Agreement shall be construed and enforced according to the laws of the State of Indiana and any dispute under this Agreement must be brought in this venue and no other. This Agreement shall be deemed to be effective the later date identified under Signatures, Section 12.

10. Headings in this Agreement
The headings in this Agreement are for convenience only, confirm no rights or obligations in either party, and do not alter any terms of this Agreement.
11. Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.
12. Signatures
In Witness whereof, the parties have executed this Agreement as of the date first written above.

/s/ John Birbeck 10/6/10 John Birbeck Date	/s/ Bengt Dahl 10/6/10 Bengt Dahl Date

CTI Group (Holdings) Inc	Fairford Holdings BVI

Borrower	Lender